Exhibit 99.1





              CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS



                Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Current Report on Form 8-K of Aetna Services, Inc., formerly Aetna Life and Casualty Company, dated April 1, 1996 and incorporated by reference in Aetna Inc.'s Registration Statements on Form S-8 (Registration Nos. 333-08429, 333-08431 and 333-08427).



      Blue Bell, Pennsylvania


      Sept. 13, 1996



                                          /s/ Leonard Abramson
                                          ____________________
                                              Leonard Abramson